UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 26, 2023
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 World Trade Center
Suite 1500
Long Beach
California	90831
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
27200 Tourney Road, Suite 200, Santa Clarita, California 91355
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

On January 26, 2023, an appellate court issued a preliminary order reinstating a suspension of Kern County’s ability to rely on an existing Environmental Impact Report (EIR) to meet the County’s obligations under the California Environmental Quality Act (CEQA) in connection with oil and gas permitting. The original suspension was put in place in October 2021 in response to a lawsuit challenging the adequacy of that EIR for CEQA purposes. The County subsequently issued a supplemental EIR and took other steps to address the issues raised by the original lawsuit and in November 2022 a trial court approved the sufficiency of the supplemental EIR and lifted the suspension on Kern County’s reliance on the EIR.

The preliminary order issued by the appellate court on January 26, 2023 stays Kern County’s ability to rely on the EIR in the near term while the appellate court considers the plaintiffs’ request to stay reliance on that EIR for the entire duration of the appeal process. A final decision on this request is expected within the next several weeks.

We are disappointed with this preliminary order and will await the appellate court’s final decision on whether Kern County can rely on the EIR during the pendency of the appeal. If Kern County permitting remains paused during the appellate process for an extended period of time, we intend to reduce our rig count and capital program in 2023, and focus our drilling in areas outside of Kern County, as well as increase our workover activity. In the meantime, we will continue to focus on delivering strong cash flow from our low decline assets.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this report should be considered forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the actions the Company may take to address liquidity and balance sheet issues, the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, legislative and regulatory actions that may prevent, delay or otherwise restrict our ability to drill and develop our assets, including delays in and/or new requirements in the regulatory approval and permitting process, and the other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations) and in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Executive Vice President, Chief Administrative Officer and General Counsel

DATED: January 27, 2023